Exhibit 10.1
Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
Radio Station License Agreement to Receive and
Use Arbitron PPMTM Data and Estimates
Date of Proposal: June 12, 2007
THIS AGREEMENT is between Arbitron Inc., a Delaware corporation (“Arbitron”), and the undersigned radio broadcaster (“Station”), a Nevada corporation. Arbitron hereby grants to Station, for the radio station(s) listed below, a personal, nontransferable, nonexclusive, limited license to receive and use Arbitron data and audience estimates (“Arbitron Data” or “Data” or “PPM Data”) contained in Arbitron’s reports for the survey(s) and for the geographic area (“Market”) described in Section 1. Such Arbitron Data may be furnished to Station in printed, electronic or other form (“Reports”), at Arbitron’s option, but title thereto shall remain with Arbitron at all times. Arbitron hereby grants to Station, for the radio station(s) listed below, a personal, nontransferable, nonexclusive, limited license to receive and use the computer programs designated on the Agreement Attachments (“Systems”). Such Agreement Attachments are hereby incorporated by reference as if fully set forth herein. Title to the Systems shall remain with Arbitron, or its third party application provider, as the case may be, at all times. Collectively the Data, Reports, and/or Systems may be referred to as “Services”. As further consideration for the use of the Data and/or Systems, Licensee agrees to encode its audio-based and/or audio/video-based media content as set forth in a separate encoding agreement.
1. Services Provided; Term: This Agreement shall become effective when countersigned by Arbitron’s Contract Manager and shall be for a period of * years * months beginning and ending on the dates described below (the “Term”). This Agreement will continue without regard to Station’s ownership of the radio station(s) licensed hereunder absent a valid Assignment pursuant to Section 11 of this Agreement.
Broadcaster (“Station”): Clear Channel Broadcasting, Inc
For use only by radio station(s): *See “Schedule A” Attachment
Arbitron Radio Geographic Area (“Market”): *See “Schedule A” Attachment
Term begins * ; ends * .
Number of surveys currently provided during first Term year: * .
Reports currently licensed hereunder: ☑ January    ☑ February    ☑ March    ☑ April    ☑ May    ☑ June    ☑ July    ☑ August    ☑ September    ☑ October    ☑ November    ☑ December    ☑ Holiday Survey
First Report: *See “Schedule A” Attachment
All representations in this Section regarding number of surveys and Report titles are subject to qualifications set forth in Section 6(a) herein.
2. Annual Rate:
A License Charge in the form of a Net Annual Rate for each year of the Term, which may be subject to adjustments and discounts pursuant to Sections 3, 4, 6 and 11 of this Agreement, shall be paid by Station, with the first of * payments (the “Periodic Charge” or “Charge”) due on *.
The Gross Annual Rate for the first Term year is $ *See SchedA.
For each succeeding Term year, the Gross Annual Rate shall be the Gross Annual Rate for the previous Term year increased by a factor of * percent. Any applicable discounts or other adjustments will be applied thereafter to the Gross Annual Rate so derived.
3. Discounts:
(a) Continuous Service Discount: A discount of ten percent (10%) in calculating the Periodic Charge shall be allowed for each month in excess of twelve (12) consecutive months that Station is continuously licensed to use the Arbitron Data for this Market, provided that such discount shall no longer apply if Station fails to sign and return this Agreement to Arbitron within forty-five (45) days after termination of a prior “Station License Agreement to Receive and Use Arbitron Listening Estimates”, or individual market(s) licensed under such prior agreement, or this Agreement.
(b) Group Discount: If Station owns two or more radio stations located in different markets and such radio stations are under common ownership as defined by Arbitron, Station may be entitled to a Group Discount based on the number of subscribing radio stations owned at the time this Agreement is executed, which discount may vary and be adjusted during the Term of this Agreement in accordance with Arbitron’s Group Discount Schedule should the number of subscribing commonly owned radio stations change.
(c) Long-Term Discount: A discount of

[*****] in months 1-12,	[*****] in months 13-24,
[*****] in months 25-36,	[*****] in months 37-48,
[*****] in months 49-60.
shall be allowed in calculating the Net Annual Rate charged during the applicable months.
4. Periodic Charge; Taxes: The Periodic Charge, due and payable by Station on the first day of each billing period, shall be: (a) the Gross Annual Rate plus any adjustments; (b) less any applicable Continuous Service Discount; (c) less, from the amount thereby derived, any applicable Group Discount; (d) less, from the amount thereby derived any applicable Long-Term Discount; (e) with such amount prorated equally between the number of payments for the Term year.
In addition to and together with the above payments, Station shall pay to Arbitron any sales, excise, gross-receipts, service, use or other taxes, however designated, now or hereafter imposed upon or required to be collected by Arbitron by any authority having jurisdiction over the Market being surveyed or over any location to which Station directs Arbitron to deliver Data, or by any other taxing jurisdiction.
5. Late Payment Charge and Right to Suspend Report Delivery or Terminate License:
(a) A late payment charge of one and one-half percent (1.5%) per month will be charged on all Periodic Charges, as adjusted, which are not paid within 60 days after due hereunder, but in no event will the applicable per-month late payment charge exceed one-twelfth of the maximum annual percentage allowed to be charged by applicable state usury law. Any failure to impose a late payment charge shall not prejudice Arbitron’s right to do so should the default continue or should a subsequent payment not be made when due.
(b) In the event Station is in default in its payment obligations hereunder, and in addition to Arbitron’s right to impose a late payment charge, Arbitron may, with respect to this Agreement and/or any other agreement for Station’s use of services licensed by Arbitron in this Market or an adjacent market, and without terminating, breaching or committing a default under this Agreement or such other agreements: (i) accelerate or modify in any way the payment schedule of Periodic Charges for the duration of this Agreement or such other agreement(s)

© 2007 Arbitron Inc. Arbitron RSS — PPM Radio Station License Agreement 4/07	Initials here

to a number of installments to be determined by Arbitron in its discretion; and/or (ii) suspend delivery to Station of any Data or Report(s), in any form, which are due until such time as Station is current in its payments of all sums due; and/or (iii) send Station written notice that Station’s license hereunder is suspended, in which case Station further expressly agrees that it thereafter shall not use Data and/or Reports and/or Systems previously received by Station until such time as Station becomes current in its payments of all sums due for services licensed by Arbitron. Acceleration by Arbitron under this provision shall not be deemed or considered a penalty but rather represents a good faith effort to quantify the harm that is reasonably related at the time of execution of the contract to Station’s failure to pay the License Charges for the entire term, as due under this Agreement.
(c) In the event Station is in default in its payment obligations under this Agreement or under any other agreement for Station’s use of services licensed by Arbitron in this Market or an adjacent market, then Arbitron may exercise any or all of its rights set forth in Section 5(b) of this Section 5 with respect to any such agreement entered into with Arbitron by Station or any of Station’s affiliated, subsidiary or related corporations or entities regardless of whether such other agreements are in default. For purposes of this Section 5(c), a corporation or entity shall be deemed to be affiliated with or related to Station if (i) such corporation or entity owns or controls more than a fifty percent (50%) interest in Station and/or it enters or has entered into any management agreement, joint operating agreement or other business relationship with Station; or (ii) Station owns or controls more than a fifty percent (50%) interest in such corporation or entity and/or it enters or has entered into any management agreement, joint operating agreement or other business relationship with such corporation or entity; or (iii) a third party owns or controls more than a fifty percent (50%) interest in, and/or enters or has entered into, any management agreement, joint operating agreement or other business relationship with both Station and such corporation or entity.
(d) Arbitron’s suspension hereunder of delivery of Data and/or Reports to Station, and of this License, shall not relieve Station of any of its obligations hereunder. Station further agrees to reimburse Arbitron for all collection costs and expenses (including reasonable attorneys’ fees) incurred hereunder. This license may be terminated immediately by Arbitron should Station or its station(s) default in payment of any sum due or should Station or its station(s) default in any other condition or obligation of this Agreement and/or any other agreement for Station’s use of services licensed by Arbitron.
6. Changes in Service; Modification of Rates:
(a) Arbitron reserves the right to change at any time the geographical territory comprising any Market, its policies and procedures, survey dates, survey length, survey frequency, sampling procedures, delivery schedules, methodology, method of Data or Report collection or delivery, provision of printed or electronic copies of Reports, Report content, Report titles, Report format, or any other aspect of the Data, Reports, and/or Systems provided hereunder, and to cancel surveys and the preparation of Arbitron Data and Reports or any other aspect of the Data services provided.
Arbitron reserves the right not to publish any Data or Reports whenever, in its judgment, insufficient data are available to meet its minimum research standards or any event has jeopardized the reliability of the data. In the event that Data and/or Reports are not published, Station shall receive a credit reflecting the pro rata value of the Net Annual Rate for said Data and/or Report(s). Without limiting the foregoing, Station expressly understands and agrees that Arbitron may, at any time during the Term of this Agreement, reduce the number of surveys conducted and/or Reports published for any Market and consequently reduce the number of Reports provided to Station and that, in the event such reduction occurs, Station is not relieved of any of its obligations under this Agreement.
(b) In the event that any cause(s) prevents Arbitron from conducting any survey in accordance with its methodology, schedules or other publications, Arbitron reserves the right to publish abbreviated Report(s). Station hereby consents to publication of such abbreviated Report(s) under such circumstances. In the event that such an abbreviated Report covers a substantially decreased geographic area, or deletes twenty-five percent (25%) or more of the survey days from the aggregate number of days scheduled, Station shall be entitled to either a proportionate credit for the abbreviated Report, or, upon written certification provided to Arbitron within ten (10) days of receipt of such report, that all copies of such abbreviated report have been destroyed and that Station will not use such abbreviated report, a full credit for the abbreviated Report, at Station’s option, provided however, that if Station elects to destroy an abbreviated Report and receive full credit, Station shall no longer be licensed to use that Report during the remainder of the Term of this Agreement. Further, Arbitron reserves the right in its sole discretion to augment available data by means of expanded or extended samples and Station agrees it shall not be entitled to any credit in such event.
(c) Arbitron may increase the Gross Annual Rate hereunder at any time. If Arbitron increases the Rate for a reason other than as permitted elsewhere in this Agreement, it shall give prior written notice to Station. Station may, within a 30-day period following such notice, cancel the unexpired Term of the Agreement for only the Data and/or Reports and/or Services and Market for which Arbitron has increased its Rate pursuant to such notice, by written notice pursuant to Section 15(a), without cancellation charge or other cost, effective on the date the new Gross Annual Rate would have become effective. In the absence of such timely cancellation, this Agreement shall continue and the new Gross Annual Rate shall become payable as stated in Arbitron’s notice and thereafter.
7. Permitted Uses and Confidentiality: Subject to the restrictions stated herein and to the permitted uses set forth in Arbitron’s publication entitled Working with Arbitron’s Copyrighted Estimates available to all Arbitron licensees and posted on Arbitron’s Web site at www.arbitron.com, Station agrees to limit its uses of the Arbitron Data and Report(s) to its programming and media selling and for the purposes of internal business analysis. Station understands and agrees that this use is limited exclusively to the radio station(s) specified in Section 1 of this Agreement and only for the Term of this Agreement. In this connection, Station agrees that the Arbitron Data and/or Report(s) will only be disclosed:
(a) directly or through its Station representatives to advertisers, prospective advertisers and their agencies for the purpose of obtaining and retaining advertising accounts; and
(b) through advertising or other promotional literature as permitted hereunder.
All such disclosures shall identify the Data as PPM data and identify Arbitron as the source of the disclosed Arbitron PPM audience Data and/or Report(s) and should identify the Market, survey period and type of audience estimate, daypart and survey area and shall state that the Arbitron Data and/or Report(s) quoted therein are copyrighted by Arbitron and are subject to all limitations and qualifications disclosed in the Data and/or Report(s) (“Sourcing”).* At all times during the Term of this Agreement and thereafter, Station agrees to keep the Arbitron Data and/or Report(s) and/or Services confidential and not to disclose the same except as permitted by this Agreement. Station agrees to use its best efforts to prevent the unauthorized disclosure of Arbitron Data and/or Report(s) and/or Services by Station’s employees and/or its radio station(s)’s employees and agents, by its radio station(s)’s representatives, by its advertisers and their advertising agencies, by data processing firms, and by all other persons who obtain the Arbitron Data and/or Reports and/or Services from Station or its radio station(s)’s employees or agents. For Station or its radio station(s) to divulge any Arbitron Data and/or Report(s) and/or Services to a nonsubscribing station or to lend and/or give an original copy or any reproduction of any part of any Data and/or Report(s) and/or Services or any Arbitron Data and/or Reports and/or Services to any person or entity not

*	Station(s) should refer to current regulations and guidelines of the federal government for further requirements concerning the manner of quoting audience estimates.

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authorized by this Agreement constitutes a breach of this Agreement and an infringement of Arbitron’s and/or its third party data and/or service provider’s copyright.
Station acknowledges that all logos, trade names, trademarks or service marks and other such intellectual property, are the sole and exclusive property of Arbitron and, where indicated, of other entities. Station agrees it shall not use any such intellectual property without the express written consent of its owner.
In the event that a Report listed in Section 1 of this Agreement is delivered after the expiration of the Term of this Agreement, Station’s license to use that Report shall continue under the terms and conditions of this Agreement until the earlier of: (i) the release of the next survey Report in the applicable licensed Market, or (ii) six (6) months after release of the Report.
Station may authorize a third party to process the Data licensed hereunder on Station’s behalf, provided: (1) that said third party is a then current Arbitron licensee in good standing who is authorized to process the Data and (2) that all restrictions concerning the use of the Data provided under this Agreement shall apply with full force and effect to any data, estimates, reports or other output, in any form, containing or derived from the Data, produced by said third party for Station.
8. Confidentiality of Arbitron Survey Participants: Station agrees that it will not try either before, during or after a survey, or in connection with any litigation, to determine or discover the identity or location of any Arbitron survey participant. Station will under no circumstances directly or indirectly attempt to contact any such persons. Station agrees to promptly report to Arbitron any evidence or indication that has come to Station’s attention regarding the identity or location of any such persons. Station agrees to abide by Minimum Standard A9 (or any successor provision concerning confidentiality of survey respondents) of the Media Rating Council and shall abide by any determination of the Media Rating Council concerning survey participant confidentiality. Station further agrees that Arbitron may enjoin any breach of the above-stated obligations and shall have the right to damages or other remedies (including costs, expenses and reasonable attorneys’ fees) available to it at law or hereunder.
9. Methodology: ARBITRON MAKES NO WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS, CONCERNING THE SERVICES PROVIDED HEREUNDER, INCLUDING BUT NOT LIMITED TO:
(A) DATA GATHERED OR OBTAINED BY ARBITRON FROM ANY SOURCE;
(B) THE PRESENT OR FUTURE METHODOLOGY EMPLOYED BY ARBITRON IN PRODUCING ARBITRON DATA AND/OR REPORT(S) AND/OR SERVICES; OR
(C) THE ARBITRON DATA AND/OR REPORT(S) AND/OR SERVICES LICENSED HEREUNDER.
ALL ARBITRON DATA AND/OR REPORT(S) REPRESENT ONLY THE OPINION OF ARBITRON. RELIANCE THEREON AND USE THEREOF BY STATION IS AT STATION’S OWN RISK.
THE SYSTEMS PROVIDED HEREUNDER ARE PROVIDED TO STATION “AS IS – WHERE IS” AND RELIANCE THEREON AND USE THEREOF BY STATION IS AT STATION’S OWN RISK.
IN NO EVENT SHALL ARBITRON BE LIABLE FOR THE FAILURE OF ANY THIRD PARTY TO PROVIDE ANY DATA OR SERVICES FOR USE IN CONNECTION WITH THE DATA, REPORTS, SYSTEMS AND/OR SERVICES LICENSED HEREUNDER.
10. Liabilities and Limitations of Remedies: THE SOLE AND EXCLUSIVE REMEDY, AT LAW OR IN EQUITY, FOR ARBITRON’S AND/OR ANY THIRD PARTY DATA AND/OR SERVICE PROVIDER’S BREACH OF ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS, AND THE SOLE AND EXCLUSIVE REMEDY FOR ARBITRON’S AND/OR ANY THIRD PARTY DATA AND/OR SERVICE PROVIDER’S LIABILITY OF ANY KIND, INCLUDING WITHOUT LIMITATION LIABILITY FOR NEGLIGENCE OR DELAY WITH RESPECT TO THE ARBITRON DATA AND/OR REPORTS AND/OR SERVICES AND ALL PERFORMANCE PURSUANT TO THIS AGREEMENT, SHALL BE LIMITED TO A CREDIT TO STATION OF AN AMOUNT EQUAL TO, AT THE MAXIMUM AMOUNT, THE LICENSE CHARGE PAID BY STATION WHICH IS ATTRIBUTABLE TO THE MATERIALLY AFFECTED DATA OR REPORT OR SERVICES. IN NO EVENT SHALL ARBITRON AND/OR ANY THIRD PARTY DATA AND/OR SERVICE PROVIDER BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, NOR SHALL THEY BE SUBJECT TO INJUNCTIVE RELIEF WITH RESPECT TO THE PUBLICATION OF ANY DATA AND/OR REPORT AND/OR SERVICE. STATION UNDERSTANDS THAT THE DATA AND/OR REPORTS AND/OR SERVICE EITHER WOULD NOT BE PREPARED OR WOULD BE AVAILABLE ONLY AT A SUBSTANTIALLY INCREASED LICENSE CHARGE WERE IT NOT FOR THE LIMITATIONS OF LIABILITIES AND REMEDIES AS SET FORTH IN THIS SECTION.
Station agrees that it will notify Arbitron in writing of any alleged defect in any Data and/or Report and/or System within thirty (30) days after Station learns of said alleged defect. In the event that Station does not timely notify Arbitron, then Station waives all rights with regard to said alleged defect. Station further agrees that any action to be brought by it concerning any Data and/or Report and/or System shall be brought not more than one (1) year after such Data or Report was originally published by Arbitron.
In the event that either party commences litigation against the other party and fails to ultimately prevail on the merits of such litigation, the commencing party shall reimburse and indemnify the other party from any and all costs and expenses incurred with respect to such litigation, including reasonable attorneys’ fees, provided, however, that this sentence shall not apply where Arbitron commences litigation pursuant to Sections 5, 7 or 8 of this Agreement. This provision shall survive the termination of this Agreement.
11. Assignments and Changes in Station Status: Station may not assign either its rights or obligations under this Agreement without the prior written consent of Arbitron. Subject to Arbitron’s consent, a successor-in-interest by merger, operation of law, assignment, purchase or otherwise of the entire business of Station shall acquire all rights and be subject to all obligations of Station hereunder. In the event that Arbitron consents to the assignment of this Agreement, Arbitron reserves the right to redetermine the rate to be charged to the assignee in accordance with the terms of this Agreement. Arbitron shall be entitled to assign any of its rights or obligations under this Agreement, including the right to receive License Charges payable hereunder.
Station acknowledges and agrees that the License Charge due and the adjustments and discounts applied hereunder are based on Station’s group ownership status and/or any joint operating agreement with one or more other radio stations and/or Station’s ownership of radio stations in this Market or other Markets. In the event Station conveys any one of its radio stations, Station remains fully obligated for the License Charge specified for any radio station covered by the terms of this Agreement. Station may only be released from such obligations upon valid assignment of this Agreement and subject to the terms thereof. Station agrees that if at any time it changes or has changed its ownership, operating or sales policy (including, but not limited to, the use of digital subchannels and Internet streaming), frequency, broadcasting arrangements, group or business relationships of the station(s) licensed under this Agreement, or if it enters or has entered into any management or other business relationship with another radio station in any Market and/or its adjacent Market(s), or if it enters or has entered into any joint operating agreement with one or more other radio stations, or if it is or was purchased or controlled by an entity owning or otherwise controlling other radio stations in any Market and/or its adjacent Market(s), or if it purchases, or an entity which is in any manner controlled by it purchases, at any time, another radio station in any Market or its adjacent Market(s), Station and its radio station(s) will report the change and the effective date thereof to Arbitron within

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twenty (20) days of such change. In the event of such occurrence, Station agrees that such station(s) shall be licensed under this Agreement and that Arbitron may redetermine the Gross Annual Rate for the Data, Reports, and/or Services pursuant to the then current Arbitron rate card in order to license such additional station(s), effective the first month following the date of the occurrence. Notwithstanding Station’s failure to notify Arbitron, pursuant to the provisions of this Section 11, Arbitron may redetermine Station’s Gross Annual Rate for all Data, Reports, and/or Services, based on the foregoing, effective the first month following the date of the occurrence.
Station further agrees that if the parent company or other controlling entity of Station, or any entity in any manner related to Station, purchases or otherwise acquires a controlling interest in a radio station in Station’s Market that is not licensed by Arbitron for the same Data, Reports and/or Services, then Arbitron may redetermine Station’s Gross Annual Rate based on such occurrence as described in this Section 11.
In the event Arbitron increases Station’s Gross Annual Rate as a result of an occurrence as described in this Section, then Arbitron shall amend this Agreement to permit use of the Data, Reports and/or Services by the additional radio station(s) prompting the increase.
12. Other Arbitron Services and Reports: If, during the Term of this Agreement, Station orders any Arbitron services or report(s) not licensed through any other Arbitron agreement, Station hereby agrees that this Agreement shall be applicable with respect to all such services and/or reports with the same force and effect as if printed out at length in a separate agreement executed by Station.
13. Ratings Distortion Activity:
(a) Station agrees that it shall not engage in any activities which are determined by Arbitron to be ratings distortion. Such prohibited activities may include, but are not limited to, activities which could:
(i) cause any survey participant to misrepresent to Arbitron demographic composition of any member of the household in which he or she resides; or
(ii) cause any survey participant to surrender control of his or her PPM meter to any party determined by Arbitron to be media-affiliated; or
(iii) constitute use of Arbitron’s encoded signal for purposes unauthorized by Arbitron; or
(iv) cause the identity of a PPM panelist to become known other than to Arbitron; or
(v) could cause participation in the survey by a media-affiliated individual
(b) Station further agrees that Arbitron may delete all estimates of listening to Station and/or its radio station(s) from any Data, Reports, computer media and/or other Arbitron service or method of delivery where, in its judgment it has deemed that Station or its radio station(s) has engaged in such activities. Arbitron shall:
(i) first give Station and its radio station(s) notice setting forth what activities it deems Station and its radio station(s) have engaged in which allegedly could cause or have caused ratings distortion;
(ii) present evidence to substantiate the allegations set forth in (i) above; and
(iii) give Station and its radio station(s) reasonable opportunity (in light of Arbitron’s publication schedule for any Report) to present its position both in writing and orally.
In the event that Station or its radio station(s) is notified by Arbitron that allegations of ratings distortion have been made against Station or its radio station(s), then Station or its radio station(s) shall submit a written response to Arbitron’s inquiry concerning the allegations within seven (7) days from the receipt of Arbitron’s notice, which time may be shortened by Arbitron for reasons relating to the Report publication schedule. Arbitron shall then advise Station or its radio station(s) of its decision following its receipt of Station’s or its radio station(s)’ written response or oral presentation. All such writings shall be addressed and sent to the respective party by facsimile, overnight courier service, or certified mail with return receipt requested. In the event that estimates of listening to Station and/or its radio station(s) are deleted from a Report(s) (and/or other Arbitron services) following the procedure set forth above, Station and its radio station(s) agree that the only remedy for such deletion shall be a credit of the License Charge paid by Station for such Report(s) or other affected services and that in no event shall Arbitron be liable for special, incidental, consequential or punitive damages or be subject to injunctive relief with respect to any such deletion of estimates of listening to Station and/or its radio station(s). In the event that estimates of listening to Station and/or its radio stations are deleted from a Report pursuant to this Section, Arbitron agrees that it will give Station and its radio station(s) an opportunity to submit to Arbitron a written statement (not exceeding 200 words) of Station’s and/or its radio station(s)’s views concerning its alleged activities, with such written statement to be published in the Report subject to such reasonable editing deemed necessary by Arbitron. In addition, Station and its radio station(s) agree to abide by the Arbitron policies and procedures governing various special station activities, including, but not limited to, rating bias.
14. Information to be Provided by Station and Its Radio Station(s): Station and its radio station(s) agree to provide to Arbitron, within ten (10) days of receipt of Arbitron’s request, such information which Arbitron deems necessary for the publication of a Report, including, but not limited to, accurate descriptions of the following information for Station and its radio station(s): (a) facilities; (b) broadcast station names; (c) broadcast hours; (d) simulcast hours; (e) simulcast partners; (f) radio frequency; (g) operating power; (h) format; (i) height of antenna above average terrain; (j) broadcasts by digital subchannels; (k) Internet streaming; and (l) programming information. Station and its radio station(s) further understand and agree to notify Arbitron of any changes to the above-referenced information. Station and its radio station(s) hereby hold Arbitron harmless and agree to indemnify Arbitron from and against any and all loss, cost or expense (including reasonable attorneys’ fees) arising out of any omission or error in information provided, or the failure to provide such information to Arbitron by Station and its radio station(s) pursuant to this Section.
15. General:
(a) All notices to either party shall be in writing and shall be directed to the addresses stated hereafter unless written notice of an address change has been provided.
(b) This Agreement shall be deemed to be an agreement made under, and to be construed and governed by, the laws of the State of New York, exclusive of its choice of law rules. The parties expressly agree that any and all disputes arising out of or concerning this Agreement or the Arbitron Data or Reports licensed hereunder shall be litigated and adjudicated exclusively in State and/or Federal Courts located in either the State of New York or the State of Maryland, at Arbitron’s option, and each party consents to and submits to both such jurisdictions.
(c) This Agreement, together with any Agreement Attachments, constitutes the entire agreement between the parties concerning the subject matter hereof, notwithstanding any previous discussions and understandings; and shall not be deemed to have been modified in whole or in part except by written instruments signed hereafter by officers of the parties or other persons to whom the parties have delegated such authority.
(d) Any litigated question regarding the legality, enforceability or validity of any section or part hereof shall not affect any other section, and if any section or part hereof is ultimately determined illegal, invalid, unconstitutional or unenforceable, that section or part hereof shall be severed from this Agreement and the balance of the Agreement shall thereafter remain in full force and effect for the remainder of the Term.
(e) Arbitron may terminate this Agreement on written notice to Station, effective immediately, in the event that, for any reason, the Services

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contemplated hereunder are not produced by Arbitron or if Arbitron ceases to produce such Services, without penalty and without liability of any kind to Station. In the event of a termination by Arbitron as provided in this paragraph, Station shall receive a pro-rata refund of any License Charges paid and for which the corresponding Services were not delivered.
(f) In addition to the rights of termination stated elsewhere in this Agreement, this Agreement, and the license provided hereunder, may be terminated by Arbitron for any or all of the Data, Reports and/or services in any or all of the Markets in which they are licensed, for any reason, on thirty (30) days’ written notice to Station. Station agrees that this Agreement shall continue for the markets and services not named in such notice.
(g) The provisions governing payment of taxes, confidentiality of the Data, Reports, and Systems, limitation of liabilities, applicable law, waiver of jury trial, and confidentiality of survey participants shall survive the termination of this Agreement.
(h) The failure of Arbitron to enforce any of the provisions of this Agreement shall not be construed to be a waiver of such provisions unless evidenced by an instrument in writing duly executed by Arbitron.
(i) Waiver of Jury Trial: EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUES, DEMANDS, ACTIONS, CAUSES OF ACTION, CONTROVERSIES, CLAIMS OR DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.
(j) This Agreement supersedes Station’s “Master Station License to Receive and Use Arbitron Data and Radio Audience Estimates” for the relevant market(s) under such previous agreement which are replaced by the market(s) set forth in Section 1 of this Agreement. Station hereby agrees to cease using, upon publication of the PPM Data and/or Reports provided under this Agreement, any data and/or reports provided under such previous agreement for such affected market(s). Station acknowledges that such previous agreement remains in effect for all other markets other than the affected market(s) under such previous agreement. For all market(s) in which Station currently subscribes to an Arbitron service, Station agrees to subscribe to PPM Data and/or Reports in those market(s) upon the publication of the PPM Data and/or Reports in such market(s) at the then current Arbitron rate card.
In the event that Arbitron produces pre-currency/transition PPM reports in market(s) prior to releasing the official PPM currency report in such PPM market(s), such pre-currency/transition reports will be licensed at the then current diary-based rates applicable to Station for each such market(s) for the relevant survey periods. Station agrees to license such pre-currency/transition PPM reports at the then-current diary-based rates applicable to Station in such market(s) for the relevant survey periods. Further, Station agrees to use such pre-currency/transition PPM reports solely for internal business analysis and expressly not in connection with any commercial media buying and selling transaction process.
(k) Station hereby expressly consents to: (i) Arbitron sending to Station information advertising the various services that Arbitron provides, whether or not such services are provided under this Agreement, via electronic messaging to include, but not limited to, e-mail, facsimile and text messages, and (ii) use of Station’s name and/or call letters in Arbitron customer lists, promotional materials and/or press releases.

AGREED TO:

Clear Channel Broadcasting, Inc.

BROADCASTER (“STATION”)

*See “Schedule A” Attachment

FOR USE ONLY BY STATION(S)

200 E Basse Road

ADDRESS

San Antonio	TX	78209

CITY	STATE	ZIP

/S/ JOHN HOGAN

BY (AUTHORIZED SIGNATURE)

John Hogan

NAME (TYPE OR PRINT NAME OF PERSON SIGNING ABOVE)

President, CEO

TITLE	DATE

ACCEPTED BY:

/S/ GREG STEPHAN

CONTRACT MANAGER

6/26/07

DATE

Arbitron Inc.
9705 Patuxent Woods Drive
Columbia, Maryland 21046-1572

Arbitron RSS — PPM Radio Station License Agreement 4/07	Initials here

Exhibit 10.1
Exhibit 10.1
Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****]
Attachment to Radio Station License Agreement to Receive and Use Arbitron PPMTM Data and Estimates Date Prepared:June 12, 2007This is an Attachment to the Radio Station License Agreement to Receive and Use Arbitron PPMTM Data and Estimates (the “Basic License Agreement”) datedJune 12, 2007 between Arbitron Inc., a Delaware corporation (“Arbitron”) andClear Channel Broadcstg.(“Station”), and is for the term and Services specified below. The license granted for the Services specified herein is expressly subject to the Basic License Agreement, and any terms and conditions stated below, or on the next page hereof. Station agrees to license the following Services from Arbitron and to pay License Charges as set forth herein and in the Basic License Agreement. For use only by: See “Schedule A” Attachment (Pre currency attachment: Net Rates only apply, all discounts included) Ship to Address(es): *See “Schedule A” AttachmentBill to Address: *See “Schedule A” AttachmentData Services Ordered Data LicensedNew, Renew, Replace-mentLicense Start/ End DatesRate Yr 1Rate Yr 2Rate Yr 3Rate Yr 4Rate Yr 5Rate Yr 6Rate Yr 7% of Annual License ChargeArbitron PPMTM DataPPM ArbitrendsSM DataProcessor(s) is/are MultiMedia DataProcessor(s) is/are Corporate Roll-UpSM with Arbitron PPMTM DataEthnic Data: Hispanic Black New New National Regional Database (NRD) with Arbitron PPMTM DataOther: PreCur NetNew*See ScheduleA*Other: Calculation of License Charges: Individual Station Gross Annual Rate:Percent:Station:*See Schedule A $*See SchedA*Station: $Station: $Station: $Station: $Station: $Station: $Station: $Station: $

First Term Year Gross Annual Rate (Combined): $*See SchedALESS DISCOUNTS FOR Arbitron PPMTM Data (Per Section 3): Continuous Service (10%): $*See SchedA Group (at beginning of Term) 10% 7.5% 5% 2.5% $*See SchedA Long-Term Discount: % in months $*See SchedAFIRST TERM YEAR NET ANNUAL RATE: $*See SchedAStation further understands and agrees that the Net Annual Rate payable during any Term year subsequent to the first Term year will vary in accordance with an applicable Group Discount, any other applicable discount, or any adjustment as specified in Sections 2, 3, 4, 6 and 11 of the Basic License Agreement. Software Services Ordered Software LicensedNew, Renew, Replace-mentLicense Start/ End DatesRate Yr 1Rate Yr 2Rate Yr 3Rate Yr 4Rate Yr 5Rate Yr 6Rate Yr 7% of Annual License ChargeTapscan® Systems:Includes: Tapscan MediaMaster Qualitap PrintScan MStreet ScheduleIt RSP PPM Analysis ToolSMOther: Other: Data Delivery: Arbitron Downloader Software Delivery: Arbitron DownloaderTRAINING/CONSULTING: Total Training/Consulting Days:*@ $*/ day or*@ $*/ half day =*Billing Options Billing Options Billing Dates First Invoice Due Service OrderedSurveys/Releases Included (First/Last) Annually Monthly Quarterly *See Schedule A*See Schedule A*See Schedule A*See Schedule A Annually Monthly Quarterly Annually Monthly Quarterly Annually Monthly Quarterly Annually Monthly Quarterly
RSS — PPM RADIO ATTACH. 3/07

Terms and Conditions
Any use of a computer system that processes Arbitron Data and/or Reports requires a valid license for such Data and/or Reports.
Incorporation of Basic License Agreement:
(a) All terms and conditions of the Basic License Agreement are hereby incorporated herein by reference with the same force and effect as if printed at length herein and are applicable to any Service(s) provided hereunder.
(b) In order to receive a license to and access to any Service, Station must be licensed pursuant to the Basic License Agreement.
In the event the Basic License Agreement terminates, expires or becomes suspended for any reason, this Agreement and License(s) shall terminate, expire or become suspended concurrently therewith.
Mode of Use:
Where use of a computer is necessary to access, receive and use any Services licensed under this Agreement, Station will obtain, from a vendor of its choice, computer equipment and an operating system conforming to the minimum specifications. Station acknowledges that if such conforming equipment and systems are not obtained, the Services may not operate properly.
Interruptions:
Station agrees that Arbitron is not responsible for computer, Internet and/or telephonic communications interrupted by any Services system failure, telephonic disruptions, weather, acts of God, force majeure or acts of third persons not connected with or controlled by Arbitron; nor for any additional expenses incurred by Station for subsequent and/or additional computer runs necessitated by such disruptions or interruptions.
Restrictions on Station’s Use:
(a) Station agrees that it will not provide, loan, lease, sublicense or sell in whole or in part the Arbitron Data and/or Reports and/or Systems, or computer software programs or data included with such Data and/or Reports and/or Systems, to any other party or entity in any form. This restriction extends to, but is not limited to, any and all organizations selling or buying time to or from Station and any and all organizations providing data processing, software or computer services to Station.
(b) Station agrees that it will not use the Arbitron Data and/or Reports under the control of computer programs written by its employees, agents or others except as permitted by the Basic License Agreement. Arbitron makes no commitment to disclose to others the structure, format, access keys or other technical particulars of the Arbitron Data and/or Reports and/or Systems.

Special Terms or Instructions: *See “Schedule A” Attachment

Account Manager:

Account #:

AGREED TO:

*SEE “SCHEDULE A” ATTACHMENT

STATION

200 E Basse Road

ADDRESS

San Antonio	TX	78209

CITY	STATE	ZIP

/S/ JOHN HOGAN

BY (AUTHORIZED SIGNATURE)

John Hogan

NAME (TYPE OR PRINT NAME OF PERSON SIGNING ABOVE)

President, CEO

TITLE	DATE

ACCEPTED BY:

/S/ GREG STEPHAN

CONTRACT MANAGER

6/26/07

DATE

Arbitron Inc.
9705 Patuxent Woods Drive
Columbia, Maryland 21046-1572

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2

Exhibit 10.1
Exhibit 10.1 Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omissions are designated as [*****] Attachment to Radio Station License Agreement to Receive and Use Arbitron PPMTM Data and Estimates Date Prepared:June 12, 2007This is an Attachment to the Radio Station License Agreement to Receive and Use Arbitron PPMTM Data and Estimates (the “Basic License Agreement”) datedJune 12, 2007 between Arbitron Inc., a Delaware corporation (“Arbitron”) andClear Channel Broadcstg.(“Station”), and is for the term and Services specified below. The license granted for the Services specified herein is expressly subject to the Basic License Agreement, and any terms and conditions stated below, or on the next page hereof. Station agrees to license the following Services from Arbitron and to pay License Charges as set forth herein and in the Basic License Agreement. For use only by: See “Schedule A” Attachment (Currency attachment: Gross annual rate = 10 month term (1st 10 mo currency)) Ship to Address(es): *See “Schedule A” AttachmentBill to Address: *See “Schedule A” AttachmentData Services Ordered Data LicensedNew, Renew, Replace-mentLicense Start/ End DatesRate Yr 1Rate Yr 2Rate Yr 3Rate Yr 4Rate Yr 5Rate Yr 6Rate Yr 7% of Annual License ChargeArbitron PPMTM DataNew*See ScheduleAPPM ArbitrendsSM DataNew*See ScheduleAProcessor(s) is/are *See ScheduleA MultiMedia DataProcessor(s) is/are Corporate Roll-UpSM with Arbitron PPMTM DataNew*See ScheduleAEthnic Data: Hispanic Black New New National Regional Database (NRD) with Arbitron PPMTM DataNew*See ScheduleA Other: PreCur NetNew*See ScheduleA*Other: Calculation of License Charges: Individual Station Gross Annual Rate:Percent:Station:*See Schedule A $*See SchedA*Station: $Station: $Station: $Station: $Station: $Station: $Station: $Station: $ First Term Year Gross Annual Rate (Combined): $*See SchedALESS DISCOUNTS FOR Arbitron PPMTM Data (Per Section 3): Continuous Service (10%): $*See SchedA Group (at beginning of Term) [*****] 7.5% 5% 2.5% $*See SchedA Long-Term Discount: [*****]% in months 2-12 $*See SchedAFIRST TERM YEAR NET ANNUAL RATE: $*See SchedA

Station further understands and agrees that the Net Annual Rate payable during any Term year subsequent to the first Term year will vary in accordance with an applicable Group Discount, any other applicable discount, or any adjustment as specified in Sections 2, 3, 4, 6 and 11 of the Basic License Agreement. Software Services Ordered Software LicensedNew, Renew, Replace-mentLicense Start/ End DatesRate Yr 1Rate Yr 2Rate Yr 3Rate Yr 4Rate Yr 5Rate Yr 6Rate Yr 7% of Annual License ChargeTapscan® Systems:Renew*SeeSchedA*****Includes: Tapscan MediaMaster Qualitap PrintScan MStreet ScheduleIt RSP PPM Analysis ToolSMNew*SeeSchedA*****Other: New*SeeSchedA*****Other: Data Delivery: Arbitron Downloader Software Delivery: Arbitron DownloaderTRAINING/CONSULTING: Total Training/Consulting Days:*@ $*/ day or*@ $*/ half day =*Billing Options Billing Options Billing Dates First Invoice Due Service OrderedSurveys/Releases Included (First/Last) Annually Monthly Quarterly *See Schedule A*See Schedule A*See Schedule A*See Schedule A Annually Monthly Quarterly Annually Monthly Quarterly Annually Monthly Quarterly Annually Monthly Quarterly

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2

Terms and Conditions
Any use of a computer system that processes Arbitron Data and/or Reports requires a valid license for such Data and/or Reports.
Incorporation of Basic License Agreement:
(c) All terms and conditions of the Basic License Agreement are hereby incorporated herein by reference with the same force and effect as if printed at length herein and are applicable to any Service(s) provided hereunder.
(d) In order to receive a license to and access to any Service, Station must be licensed pursuant to the Basic License Agreement.
In the event the Basic License Agreement terminates, expires or becomes suspended for any reason, this Agreement and License(s) shall terminate, expire or become suspended concurrently therewith.
Mode of Use:
Where use of a computer is necessary to access, receive and use any Services licensed under this Agreement, Station will obtain, from a vendor of its choice, computer equipment and an operating system conforming to the minimum specifications. Station acknowledges that if such conforming equipment and systems are not obtained, the Services may not operate properly.
Interruptions:
Station agrees that Arbitron is not responsible for computer, Internet and/or telephonic communications interrupted by any Services system failure, telephonic disruptions, weather, acts of God, force majeure or acts of third persons not connected with or controlled by Arbitron; nor for any additional expenses incurred by Station for subsequent and/or additional computer runs necessitated by such disruptions or interruptions.
Restrictions on Station’s Use:
(a) Station agrees that it will not provide, loan, lease, sublicense or sell in whole or in part the Arbitron Data and/or Reports and/or Systems, or computer software programs or data included with such Data and/or Reports and/or Systems, to any other party or entity in any form. This restriction extends to, but is not limited to, any and all organizations selling or buying time to or from Station and any and all organizations providing data processing, software or computer services to Station.
(b) Station agrees that it will not use the Arbitron Data and/or Reports under the control of computer programs written by its employees, agents or others except as permitted by the Basic License Agreement. Arbitron makes no commitment to disclose to others the structure, format, access keys or other technical particulars of the Arbitron Data and/or Reports and/or Systems.

Special Terms or Instructions: *See “Schedule A” Attachment

Account Manager:

Account #:

AGREED TO:

*SEE “SCHEDULE A” ATTACHMENT

STATION

200 E Basse Road

ADDRESS

San Antonio	TX	78209

CITY	STATE	ZIP

/S/ JOHN HOGAN

BY (AUTHORIZED SIGNATURE)

John Hogan

NAME (TYPE OR PRINT NAME OF PERSON SIGNING ABOVE)

President, CEO

TITLE	DATE

ACCEPTED BY:

/S/ GREG STEPHAN

CONTRACT MANAGER

6/26/07

DATE

Arbitron Inc.
9705 Patuxent Woods Drive
Columbia, Maryland 21046-1572

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3

AMENDMENT
          This Amendment is to the “Radio Station License Agreement to Receive and Use Arbitron PPM Data and Estimates” (the “PPM Master Agreement”) dated June 12, 2007, between Clear Channel Broadcasting Inc. (“Station” or “Clear Channel”) and Arbitron Inc. (“Arbitron”) for the radio stations set forth on Schedule A attached to the PPM Master Agreement and for a Term commencing January 1, 2007 and ending December 31, 2011.
          The parties agree as follows:
1.	Clear Channel Other Audio. The licenses granted hereunder shall include the use by Clear Channel of such services with other audio-based media content which is ancillary to a Clear Channel radio station’s broadcast (e.g. HD Channels, Sub-Channels, and Internet Streaming) which is licensed under the PPM Master Agreement at no additional charge by Arbitron, provided that such use is in accordance with the terms and conditions of the PPM Master Agreement.

2.	PPM Encoding Matters:
a.	Encoding Agreements. The parties agree that the term of the previously executed Encoding Agreement dated March 2, 2007 between Arbitron and Clear Channel is hereby amended such that its term would run contemporaneously with the PPM Master Agreement, including any extensions, if any, to the PPM Master Agreement. Further, Clear Channel agrees to execute Encoding Agreements for each Clear Channel owned and/or operated radio station located in each of the markets described on the attached Appendix B (the “PPM Markets”) on or before the commercialization of such PPM market with terms which run contemporaneously with the PPM Master Agreement, including any extensions, if any, to the PPM Master Agreement.

b.	PPM Codes and Hardware. The parties hereby agree that Clear Channel shall be entitled, without charge by Arbitron, to [ ***** ] unique PPM codes, and the corresponding requisite PPM encoding hardware, per terrestrial radio station owned by Clear Channel which is home to a PPM Market metro, such codes and encoders to be used only by the radio station which such no-charge allotment is assigned and applicable (e.g. if Clear Channel has 4 radio stations in a PPM Market, Arbitron shall provide Clear Channel with a total of [ ***** ]unique PPM codes, and the corresponding requisite PPM encoding hardware, at no-charge for the use of up to [ *** ] no-charge unique PPM codes at each of the 4 radio station). Clear Channel hereby agrees to pay Arbitron a per unique PPM code annual fee (the “Code Fee”) equal to $[ ***** ]/year per each unique PPM code utilized by Clear Channel in such PPM Market beyond such no-charge [ ***** ] unique PPM code allotment described above. Clear Channel shall be granted a onetime credit (i.e. this amount is not reset at anytime during the term of the PPM Master Agreement or any extension thereto) for Code Fees equal to [ ***** ] (the “Onetime Code Credit”) from which all Code Fee charges would be deducted prior to Arbitron sending

Clear Channel any invoices for such Code Fee charges. Any unused Onetime Code Credit shall expire on December 31, 2011 and any unique PPM codes and corresponding requisite PPM encoding hardware not relinquished/returned above the no-charge [ ***** ] unique PPM code allotment described above will begin incurring Code Fee charges starting January 1, 2012. Code Fee charges shall begin with the first month in which currency PPM Data is released in the applicable PPM Market and shall be charged on an annual basis. Clear Channel shall provide at least 120 days prior written notice on all unique PPM code requests above the [ ***** ] no-charge unique PPM code allotted in this Subsection.
3.	Extension of Diary contract in PPM markets entering into PPM pre-currency on or after January 2009. The parties agree that, unless otherwise extended in its entirety, the “Station License Agreement to Receive and Use Arbitron Radio Listening Estimates” dated December 27, 2004 shall be extended on the terms set forth in this Amendment for all of Clear Channel’s radio stations located in the current and planned PPM rollout Markets as such are listed on Appendix B attached hereto until such time as the relevant markets become PPM Markets and the terms of the PPM Master Agreement govern such market.

4.	PPM Master Agreement Supersedes Philadelphia, PA PPM Agreement. The parties agree that the PPM Master Agreement shall supersede and replace the “Radio Station License Agreement to Receive and Use Arbitron PPM Data and Estimates” dated March 2, 2007, between Clear Channel and Arbitron for radio stations WDAS-AM, WDAS-FM, WIOQ-FM, WISX-FM, WUBA-FM and WUSL-FM for a Term commencing January 1, 2007 and ending December 31, 2009.

5.	Cancellation Fund for Diary based Services. Clear Channel shall have the right to cancel certain Arbitron services licensed pursuant to the “Station License Agreement to Receive and Use Arbitron Radio Listening Estimates” dated December 27, 2004 (the “Current Diary Agreement”) as follows:
a.	The total value of all cancelled services licensed from Arbitron shall not exceed $125,000 in the 2007 calendar year. Any unused cancellation fund amounts from the 2007 calendar year will not carry into the 2008 calendar year and shall expire. The following subsection shall apply to the 2008 calendar year.

b.	The total value of all cancelled services licensed from Arbitron shall not exceed $125,000 in the 2008 calendar year or exceed $125,000 in the aggregate for calendar years 2008, 2009 and 2010 if the following sentence shall apply. Any unused cancellation fund amounts from the 2008 calendar year may be used in the 2009 and 2010 calendar years for services licensed (except for [ ***** ] services) pursuant to any extension of the Current Diary Agreement.

c.	Clear Channel must provide Arbitron with at least 120 days written notice of cancellation requests prior to the effective date of such cancellation. Clear Channel must pay for all services received prior to the effective date of cancellation.

d.	Notwithstanding Subsections a., b. & c. of this Section above, Clear Channel shall not be permitted to cancel any of the following services: Local Market Report, Maximi$er and/or Arbitrends unless the cancellation for such services is for a Clear Channel owned or managed radio station which has less than a 1.5 total Persons 12+ AQH Share points based on an average for the prior two Diary Reports in such market or, in the event it is a two book market, then based on the reported average number.
6.	[ ***** ]/Annual Multi-service Volume Discounts.
a.	[ ***** ]. Provided Clear Channel provides written notice on or before [ ***** ] and Clear Channel is not in default under the terms of the PPM Master Agreement, Clear Channel shall be permitted on a market by market basis to terminate one or more of the following PPM related services effective as of [ ***** ].

b.	Onetime Special Clear Chanel Rebate. The parties have agreed that in the event that Clear Channel is not in default under the terms of the PPM Master Agreement and has elected not to terminate any PPM services pursuant to Subsection a. of this Section above, Clear Channel shall be entitled to $[ ***** ] onetime special rebate, such rebate to be applied in three installments during the Term of the PPM Master Agreement as follows: $[ ***** ] in calendar year [ ***** ]; $[ ***** ] in calendar year [ ***** ]; and $[ ***** ] in calendar year [ ***** ]. However, to the extent that Clear Channel elects to cancel any services pursuant to Subsection a. above, such multi-service/volume rebate shall also be reduced in a proportional manner (e.g. if 20% of the license value of the PPM services set forth in Subsection a. above are terminated, such onetime special rebate shall be reduced by 20% during each of the years it is to be applicable). By way of Example, assuming that the license fees applicable to: [ ***** ] during [ ***** ] equaled $[ ***** ] and Clear Channel elected to terminate services with license fees totaling $[ ***** ] effective as of [ ***** ] pursuant to Subsection a., then the rebates for the following years would be as follows: $[ ***** ] in calendar year [ ***** ]; $[ ***** ] in calendar year [ ***** ]; and $[ ***** ] in calendar year [ ***** ]. The parties agree that the onetime special Clear Chanel rebate provided in this Section does not extend to any extensions or future license agreements between Arbitron and Clear Channel.

c.	[ ***** ] Service Rebate for Calendar Year 2008. The parties have agreed that in the event that Clear Channel is not in default under the terms of the PPM Master Agreement at the time of each such payment, Arbitron shall provide Clear Channel with a calendar Year 2008 special rebate in the total amount equal to $[ ***** ], such rebate to be paid in two equal installments as follows: $[ ***** ] to be paid on or before [ ***** ] and $[ ***** ] to be paid on or before [ ***** ], each such payment to be in the form of a check made payable to Clear Channel. The parties agree that the onetime special rebate provided in this Section does not extend to any extensions or future license agreements between Arbitron and Clear Channel.

7.	Escalators on Extension Contracts.
a.	Current Diary Agreement: Arbitron agrees to extend the Current Diary Agreement, but only to permit it to coincide with the term of the PPM Master Agreement, for either a one, two, three, four or five year period (i.e. the maximum extension term shall be to an ending date of December 31, 2013) at an annual escalator equal to [ ***** ]% above expiring license fee rates (the Scarborough escalator would be [ ***** ]% above expiring rates) provided that (i) at least the same level of services (i.e. all peripheral and ancillary services as are licensed at the time of expiration of the Current Diary Agreement) are licensed under the extension of the Current Diary Agreement, and (ii) Clear Channel provides written notice of its commitment to enter into such extension on or before September 1, 2008.

b.	Extension of PPM Master Agreement for PPM Data Services: Arbitron agrees to extend the PPM Master Agreement for the current PPM markets at an annual escalator equal to [ ***** ]% above expiring license fee rates for either a one year extension or a two year extension provided the following terms and conditions are met:
i.	Clear Channel extends the Current Diary Agreement for a minimum of four years from the current expatriation (i.e. December 31, 2012) (the “Diary Renewal”), to coincide with the term of the PPM Master Agreement.

ii.	The Diary Renewal is for at least the same level of services that are licensed under the Current Dairy Agreement and related license agreements (including Scarborough services)(i.e. Radio Market Report, Respondent Level Data, Maximi$er, Scarborough, Retail Direct, and Arbitrends — optional software services in diary markets (Tapscan, MapMaker, and. PDA) would not be required)

iii.	All PPM peripheral services originally contracted for in the PPM Master Agreement must remain in effect for the five year original term of the agreement as well as the extension of the PPM Master Agreement.

iv.	Clear Channel must provide written notice to Arbitron on or before September 1, 2009 that it has elected to extend the PPM Master Agreement until either December 31, 2012 or December 31, 2013.

v.	Clear Channel must be current with all payments under the PPM Master Agreement and not in default thereunder.
8.	New PPM Markets (beyond current rollout schedule). In the event Arbitron creates additional PPM market(s) beyond what is currently on the rollout schedule attached hereto as Appendix B (each a “Beyond Rollout PPM Market”), Arbitron will extend to Clear Channel the following options related to such additional market(s):
a.	Clear Channel may elect to [ ***** ], or

b.	Clear Channel may license similar services as those licensed under the PPM Master Agreement for the Beyond Rollout PPM Market with license fee rates (including escalators) that correspond to those contained in the PPM Master Agreement.

c.	The parties understand and agree that the Arbitron PPM Market Rollout Schedule attached hereto as Appendix B, including currency and pre-currency rollout dates, has been created by Arbitron based on the best information available at the time of the execution of the PPM Master Agreement and it therefore may change as new information becomes known to Arbitron. Therefore, the parties understand and agree that the timing of the commercialization of various PPM Markets may shift (but not change as to the base license fees due for such market) and therefore the corresponding PPM Data license fees will also shift in a corresponding manner as such is appropriate. By way of example only, assuming that commercialization of the Chicago Market is delayed from the anticipated date of March 2008 to April 2008, the PPM Data license fees for such market would not start until April 2008 and the applicable license fees due under the Current Diary Agreement would continue to apply to the Chicago Market for March 2008.

d.	National Services. In the event that one or more of the services licensed pursuant to the PPM Master Agreement is for a national service and a Clear Channel radio station is not licensed to Arbitron’s PPM Data for the Market which it is home to, no Clear Channel radio station (or any Clear Channel affiliate, including, but not limited to, KMG Consolidated Radio, Premier Radio Networks, and/or Clear Channel Traffic) may use the data contained in any Arbitron national service to promote or otherwise benefit such non-licensed radio station unless such data is presented in a combined format containing at least one locally licensed Arbitron Market and such data is only displayed in a cumulative manner so that the non-licensed Arbitron Market’s data (which would include the data for such non-licensed Clear Channel radio station) is not separately presented. For the purpose of clarity, the specific radio station not licensed to at least its home Market’s PPM Data may not use any Arbitron data, including any data in any Arbitron national services.
9.	Evolution of New Arbitron Services. Upon the release of a new Arbitron service released by Arbitron during 2007-2011 in any Arbitron PPM market, upon written request, Clear Channel shall be provided with a no-charge [ ***** ] month license for up to [ ***** ] Clear Channel markets to permit Clear Channel to evaluate such new service, provided the term of any such no-charge license does not extend beyond the first twelve (12) month period after release of such new service.

10.	RLD Data Services. Clear Channel (or an entity designated by Clear Channel provided such other entity i) is not a competitor of Arbitron, such determination to be at Arbitron’s sole and absolute discretion, and/or, ii) does not have a poor reputation in the ratings industry based on the same criteria Arbitron would apply to other third-party entities requesting to participate in the rollout of the RLD Data) shall have the option to participate in Arbitron’s rollout of its Respondent Level Data (“RLD Data”) provided Clear Channel (or such other designated entity) enters into Arbitron’s Third Party License Agreement to Use the Arbitron Tally Engine/API Software Modules (the “Tally License Agreement”). Prior to making a determination as to whether to enter into the Tally License Agreement, Clear Channel (or such other designated entity) shall have the option to enter into a license for the purpose of evaluating the RLD Data (the “Evaluation License”), as more specifically described in Appendix A. The cost of such Evaluation License shall be $10,000.00, and shall be for a term of not less than six (6) months.

In the event that Clear Channel (or such other designated entity) determines to enter into the Tally License Agreement, Clear Channel (or such other designated entity) shall pay an annual license fee of $50,000.00 (with credit for the $10,000 paid for the Evaluation License), plus an annual per-station fee as follows:

i.	Markets 1-10	$1,300 per station per year
ii.	Markets 11-25	$1,000 per station per year
iii.	Markets 26-75	$ 750 per station per year
iv.	Markets 76-100	$ 500 per station per year
v.	Markets 101+	$ 200 per station per year
The general terms and conditions of the Tally License Agreement at set forth on the Summary of Proposed Terms and Conditions for Licensing Arbitron’s Tally Engine/API Software Module for use with Arbitron’s Respondent Level Data and Enhanced Data Services are attached hereto as Appendix A.

The Arbitron Tally Engine Software Development Kit License Agreement, the form of which has been provided to Clear Channel, sets forth the terms and conditions of any evaluation and test license for the RLD Data engine.

11.	Clear Channel Requested Special Reports. Until such time as one or more publicly available software applications (such applications may require a license fee to be paid by Clear Channel) are developed which would permit Clear Channel to create the below listed reports, and beginning on the first calendar month after execution of this Agreement, but in no event subsequent to delivery of the July 2007 Monthly PPM data set, Arbitron shall deliver such special Clear Channel report(s) to Clear Channel (in electronic form) within 5 business days of the release of each monthly PPM report in the relevant PPM Market(s) (e.g. if such software application will permit Clear Channel to create three of the six reports, Arbitron shall continue to deliver the three reports which cannot be developed by such software application until such time as there is a program which can create them). In the event that Arbitron fails to deliver such report(s) within the above allotted timeframe, Clear Channel shall receive a reduction equal to [ ***** ] charges applicable to the PPM Analysis Tool software in the PPM Market where such report(s) are delivered late for each day (24 hour period) such report(s) are delivered late.

1)[*****]	4)[*****]
2)[*****]	5)[*****]
3)[*****]	6)[*****]

12.	Licensing of Unlicensed Clear Channel Acquisitions. The parties agree that any radio stations which are purchased and/or in a management or business relationship with Clear Channel during the Term of the PPM Master Agreement and which qualify for at least two (2) consecutive months (license fee billing shall begin as of the first day of such first qualifying month) to be reported in the PPM Data shall be required under Section 11 of the PPM Master Agreement to license the PPM Data, RLD Data, and to the extent not previously terminated by Clear Channel, the Analysis Tool. If another Clear Channel owned or operated radio station in the market subscribes to any of the Tapscan, Scarborough and/or other Arbitron services, such recently purchased and/or managed station/stations shall also be required to subscribe to at least the same service(s) as those to which the existing station is licensed. As used in this Amendment, the terms “managed”, “manages”, and “management” in reference to Clear Channel radio stations mean any joint operating agreement, management or control agreement, or other business relationship, including but not limited to a joint sales agreement or local marketing agreement. The reference is meant to include any radio station required to be licensed by Clear Channel under Section 11 of the PPM Master Agreement.

13.	Calculation of Rate for Unlicensed Stations. In the event that Clear Channel acquires and/or manages a radio station(s) that is not an Arbitron subscriber, Clear Channel agrees to the use of the following methods for calculating the license fees for the PPM Data, RLD Data, and the Analysis Tool services:
a.	Licensed Environment, Unlicensed Acquisitions. For stations purchased and/or managed by Clear Channel after the execution date of the PPM Master Agreement, which at the time of such purchase and/or management by Clear Channel are not Arbitron subscribers and are located in markets where Clear Channel already owns and/or manages stations, the services required to be licensed shall be priced on a cost per share point basis, based on the cost per share point being paid by Clear Channel’s existing radio stations in that PPM market. The cost per share point will be calculated by averaging the PPM Data Persons 6+ AQH Share points for the then-currently licensed Clear Channel owned radio stations in the market.

The cost per share point shall be calculated by summing the total PPM Data Persons 6+ AQH Share points for the then-currently licensed Clear Channel owned radio station(s) in the market using the latest available months of PPM Data (up to a prior twelve month average). The current year combined annual PPM Data, RLD Data and PPM Analysis Tool rates (including sample surcharges, if applicable) for the then-currently licensed Clear Channel owned radio station(s) in the PPM Market is then divided by the sum total of the share points to determine a cost per share point. That cost per share point is then multiplied by the average PPM Data Persons 6+ AQH Share points using the latest available months of PPM Data (up to a prior twelve month average) of the radio station(s) to be licensed, however, the share point will be taken from the then-current monthly report only in the event that the station(s) has just signed on-the-air or undergone a format change or had not qualified for reporting prior surveys such that a zero would be averaged into the calculation to determine the first term year license fee rate for the PPM Data, RLD Data and PPM Analysis Tool for the newly-licensed station. Notwithstanding the results obtained from the calculations performed pursuant to this Section, the parties understand and agree that the minimum License Charge for each survey shall not be less than $[ ***** ].

The license fee rates for peripherals services (including Scarborough, Tapscan, Analysis tool, Training, 800 support rate) are to be calculated based on the per station rates being charged to Clear Channel’s current licensees in the market.

b.	Unlicensed Environment, Licensed Acquisition. For radio stations purchased and/or managed by Clear Channel after the execution of the PPM Master Agreement, which at the time of such purchase and/or management agreement by Clear Channel are not Arbitron subscribers and are located in Arbitron markets where Clear Channel does not own and/or manage other radio stations, any services required to be licensed as set forth in the PPM Master Agreement and/or in this Amendment shall be priced based on the average Clear Channel cost per share point (see calculation above) for the Clear Channel radio stations owned and/or managed in its next three (if there are not three, then based on the number of available markets to do such comparison) higher-ranked subscribing markets and its next three (if there are not three, then based on the number of available markets to do such comparison) lower-ranked subscribing markets.

c.	Licensed Environment, Licensed Acquisitions – services not in parity. If a radio station which is purchased and/or managed by Clear Channel during the Term of the PPM Master Agreement is licensed to utilize any of the following: 1-800 support, Weeklies, Training, Tapscan, Qualitap, The Analyisis tool, , Mapmaker and/or PD Advantage and/or Scarborough and/or RetailDirect and/or Maximi$er Qualitative Interface;, and the existing Clear Channel’s radio stations in the same market are not licensed to one or more of these services, the existing Clear Channel’s radio stations will not be required to license such service(s). However, those radio stations in the market that are not licensed to these services shall not be permitted to use such services in any manner. Arbitron also reserves the right to cancel the acquired services stated above that are not commonly licensed across all station-owned stations in the market.
14.	Delivery of PPM Data in Electronic Form/Timing of Delivery of Data. Arbitron hereby agrees that it will supply the PPM Data in at least electronic form and such delivery will be on the date such data is scheduled to be delivered to Arbitron’s radio station licensees.

15.	The use of an “*” (asterisk) on the PPM Master Agreement and Attachment to Radio Station License Agreement to Receive and Use Arbitron PPM Data and Audience Estimates (the “Attachment”) shall refer to the Schedule A Attachment, attached to the PPM Master Agreement and made a part thereof.

16.	Attachment, first sentence, is amended by deleting “This is an Attachment to the Radio Station License Agreement to Receive and Use Arbitron PPM Data and Audience Estimates (the “Basic License Agreement”)” and replacing it with “This is an Attachment to the Radio Station License Agreement to Receive and Use Arbitron PPM Data and Estimates”.

17.	Section 3(a) is deleted in its entity.

18.	Section 5(a), insert the following new sentence before the first sentence of the Subsection: “Arbitron shall invoice Station for any payments due hereunder, and payment shall be due and payable no later than thirty (30) days after the date of such invoice.”

19.	Section 5(c), line 6, insert “that have been issued broadcast licenses by the FCC (this does not apply to parent corporation Clear Channel),” after “Station or any of Station’s affiliated, subsidiary or related corporations or entities” and before “regardless of whether...”.

20.	Section 5(d), line 6, delete “or its station(s)” and replace it with “or those entities described in 5(c) above”.

21.	Section 6(a), insert the following new sentence at the end of the first paragraph: “However, in the event that one or more of the aforementioned changes results in the cessation of a PPM Market from being measured by a form of electronic measurement, Clear Channel shall have the right to terminate this Agreement as to such Market.”

22.	Section 6(b), line 10, replace “ten (10) days” with “ten (10) business days”.

23.	Section 6(c) is deleted and replaced with the following new language:
“In the event of a force majeure occurrence, and to the extent beyond the reasonable control of Arbitron, including, but not limited to, civil disturbance, war, or other casualty, government regulations or acts or acts of God, and/or postal interruptions, Arbitron may increase the Gross Annual Rate hereunder, if such force majeure event results in a cost increase to Arbitron which Arbitron explains in writing to Clear Channel and such increase is applied to the majority of Arbitron’s customers who license similar services as licensed hereunder (nothing in this passage shall not entitle Clear Channel to audit the business books and/or records of Arbitron). If Arbitron increases the license rates charged for one or more of the aforementioned reasons, it shall give prior written notice to Clear Channel. Clear Channel may, within a 30-day period following such notice, cancel the unexpired Term of the Agreement for only the Data and/or Reports and/or Services and Market for which Arbitron has increased its Rate pursuant to such notice (all other terms and conditions of the Agreement in the unaffected Markets shall remain in full force and effect), by written notice pursuant to Section 15(a), without cancellation charge or other cost, effective on the date the new Gross Annual Rate would have become effective. In the absence of such timely cancellation, this Agreement shall continue and the new Gross Annual Rate shall become payable as stated in Arbitron’s notice and thereafter.”

24.	Section 7, third paragraph, add the following sentence after the last sentence of the paragraph: “Arbitron hereby agrees that Clear Channel may use the Arbitron logos, tradenames, and/or service marks contained in the services licensed hereunder provided such use is consistent with the normal course of business (e.g. sales presentation) for radio station licensee’s of such services and further that such use does not disparage Arbitron or otherwise involve any action which one would consider an act of moral turpitude.”

25.	Section 10, last paragraph starting with “In the event” is hereby deleted in its entirety.

26.	Section 11, first paragraph, delete the second sentence and replace it with the following new sentences:
“Notwithstanding the foregoing sentence, in the event that Clear Channel sells all or substantially all of Clear Channel’s assets of one or more of its radio stations licensed hereunder, Clear Channel may assign its rights and obligations applicable to such sold radio station(s) without Arbitron’s consent, provided: (i) Clear Channel provides written notice to Arbitron as soon as such notice would not violate any SEC rules and/or regulation, but in no event not less than thirty (30) days prior to the effective date of any assignment, (ii) the entity acquiring the radio station enters into Arbitron’s standard form license agreement(s) for the relevant services being assign (this Amendment or any other amendment created for Clear Channel shall not pass to the acquiring station), (iii) Clear Channel shall be permitted to assign the applicable License Charges for the services licensed for such sold radio stations(s) but excluding any Clear Channel specific discounts or other general Arbitron discounts which the acquiring station would not otherwise be entitled. Further, the rates applicable to the assignment are at all times subject to Arbitron’s right to redetermine the rate to be charged to the assignee if such assignment results in an expanded use of the Data or Reports. However, in the event that Arbitron determines that such assignee is a competitor of Arbitron, such determination to be in the sole and absolute discretion of Arbitron, Arbitron shall have the right to reject the assignment, however, in the event of such rejection the services and applicable license fees for such sold radio station shall be terminated.”

27.	Section 11, second paragraph, second sentence, insert “covered by this Agreement” after “. . . one of its radio stations” and before “, Clear Channel remains fully . . .”.

28.	Section 11, third paragraph, the following new language is added to the end of to the penultimate sentence starting with “In the event”: “(such redetermined additional license fee is to reflect the expanded use of the services licensed hereunder by the new user and shall not effect the rates applicable to existing Clear Channel licensed radio stations).”

29.	Section 13(b), line 4, insert “reasonable” before “judgment” and after “in its”.

30.	Section 15(e), beginning with “Arbitron may . . .” is deleted in its entirety.

31.	Section 15(f), line 4, delete “for any reason” and replace it with “in the event Arbitron ceases to produce such service”.

32.	Section 15(j), last sentence beginning with “For all markets . . .” is deleted.

33.	PPM Master Agreement and this Amendment Not Assignable Except as a Whole. The PPM Master Agreement and this Amendment may not be assigned by Clear Channel to any other party. Any attempt to assign the PPM Master Agreement and this Amendment will be deemed and considered null and void. Clear Channel agrees to keep the terms and conditions of the PPM Master Agreement and this Amendment confidential. Inasmuch as the terms of the PPM Master Agreement and this Amendment are not assignable and/or transferable by Clear Channel, Clear Channel expressly agrees that it will not provide the PPM Master Agreement and this Amendment or any information contained in this Amendment to any buyer(s) and/or potential buyer(s) of any of Clear Channel’s stations. Notwithstanding the foregoing, Arbitron acknowledges and agrees that the proposed acquisition of Clear Channel Communications, Inc. by a private equity group co-led by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. shall in no way alter or effect the terms of, or otherwise constitute an assignment of this PPM Master Agreement and/or Amendment. In such event, the rights and obligations of the PPM Master Agreement and this Amendment shall bind and benefit any such successor or assign of Clear Channel.

34.	In the event of a miscalculation, mathematical error and/or typographical error on any attachment to the PPM Master Agreement, each party hereby agrees to correct such error to reflect the intent of the parties to correct such miscalculation, mathematical error and/or typographical error.
          In the event of a conflict between the terms of this Amendment and the PPM Master Agreement, the terms of this Amendment shall control. All other terms and conditions of the PPM Master Agreement and the Attachment shall remain in full force and effect.

AGREED TO:	ACCEPTED BY:

CLEAR CHANNEL BROADCASTING, INC.

200 East Basse Road
San Antonio, TX 78205

By:	/s/ John Hogan	By:	/s/ Greg Stephan

	John Hogan	Date:	6/26/07
(print or type above signature)
Title:	President, CEO	ARBITRON INC.
9705 Patuxent Woods Drive
Columbia, Maryland 21046
Date: